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                                                                    EXHIBIT 99.1

                                                               PRESS RELEASE
                                                               Immediate Release

                     Friede Goldman Halter Receives Approval
                         of Offshore Division Asset Sale

GULFPORT MS, December 20, 2002 - Friede Goldman Halter, Inc. (OTCBB: FGHLQ) has received approval from the United States Bankruptcy Court for the Southern District of Mississippi, Southern Division, for the sale of substantially all of the assets of the Friede Goldman Offshore Division based in Pascagoula, Mississippi, and in Orange and Port Arthur, Texas, to ACON Offshore Partners, LP and its affiliates (ACON).

The sale to ACON, which is expected to close in early January 2003, includes $18 million (USD) in cash and the assumption of $43 million (USD) in debt. "We greatly appreciate the cooperation of the secured lenders, GE Capital Public Finance and the US Maritime Administration in agreeing to the assumption of their secured claims by ACON," said Jim Decker, Director of Houlihan Lokey Howard & Zukin, the Financial Advisor to FGHLQ who arranged the asset sale.

"We are pleased and expect that ACON will offer employment to substantial numbers of former employees of the Friede Goldman Offshore Division. We expect that ACON will be a significant player in the offshore industry," Decker said.

The new company will operate its acquired assets in Pascagoula, Miss. and Port Arthur, Texas under the name of Signal International, LLC (Signal). Signal will provide new construction, upgrade and repair of all types of offshore drilling rigs, floating production units, and inland and offshore drilling and derrick barges.

Friede Goldman Halter has been advised by ACON Investments that ACON is an international private equity investment firm, which manages investments in the United States, Europe and Latin America. ACON's partnerships typically include sophisticated institutional investors from the U.S., Europe and Latin America. Among its activities, ACON is affiliated with Texas Pacific Group (TPG). TPG manages over $5.7 billion worldwide. Friede Goldman Halter is further informed that ACON typically utilizes a thematic investment approach to identify investments at times of inflection points and that ACON's investment philosophy is to identify opportunities in industries with attractive dynamics and to pursue those opportunities in partnership with established management teams.

"We are about to bring to a close a very challenging period in our company's history," said Ron Schnoor, President of Friede Goldman Offshore, who will continue as a member of Signal's senior management team.

Continued:


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Approval
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Schnoor continued, "We are very excited about the opportunities that the new company, Signal International, will have upon exiting the bankruptcy. I am confident we will return this very committed and talented organization to its pre-eminent position in our industry."

Having received Bankruptcy Court approval of the sale of the Offshore Division, Friede Goldman Halter intends to turn now to promulgation of a plan of reorganization. The Company expects to file its plan early in the first quarter of 2003. As previously reported, the company does not expect that existing equity security holders will receive any recovery under the plan.

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           For information regarding this or any of our press releases, contact:
                                      Chris Cunningham, Corporate Communications
                                                    (228) 897-4987 o www.fgh.com

*Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman Halter, Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-3, the 2002 Annual Report on Form 10-K, and subsequent Forms 10-Q. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.